UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2020

DELPHI TECHNOLOGIES PLC

(Exact name of registrant as specified in its charter)

Jersey	001-38110	98-1367514
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Angel Court

10th Floor

London, EC2R 7HJ

United Kingdom

(Address of principal executive offices)

011-44-020-305-74300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Ticker symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.01 par value per share	DLPH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐.

Item 8.01.	Other Matters.

The Royal Court of Jersey (the “Court”) has set October 1, 2020 at 2:30 p.m. (Jersey time) to hear Delphi Technologies PLC’s (“Delphi Technologies”) application to sanction the scheme of arrangement (the “scheme”) under Part 18A of the Companies (Jersey) Law 1991, pursuant to the Transaction Agreement, dated as of January 28, 2020, as amended on May 6, 2020, by and between Delphi Technologies and BorgWarner Inc. (“BorgWarner”). Shareholders of Delphi Technologies are entitled to attend and be heard at the Court hearing to sanction the scheme, either in person or by live video link or through a Jersey advocate, to support or oppose the scheme. The Court’s address is Royal Court House, Royal Square, St. Helier, Jersey JE1 1JG and its telephone number is +44 1534 441 300. Any shareholder of Delphi Technologies intending to appear at the Court hearing by live video link should provide written notice to Delphi Technologies’ Jersey solicitors by email (at the following email address: delphicourthearing@careyolsen.com) by no later than 5:00 p.m. (New York time) on September 24, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 17, 2020	DELPHI TECHNOLOGIES PLC

	By:	/s/ James D. Harrington
James D. Harrington
Senior Vice President, General Counsel, Secretary and Chief Compliance Officer